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                                                            Registration No. 33-
      As filed with the Securities and Exchange Commission on May 13, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                    TRW INC.
             (Exact name of registrant as specified in its charter)

             OHIO                                         34-0575430
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                    1900 RICHMOND ROAD, CLEVELAND, OHIO 44124
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

                        1997 TRW LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                 ---------------

                     MARTIN A. COYLE, SECRETARY OF TRW INC.
                               1900 RICHMOND ROAD
                              CLEVELAND, OHIO 44124
                                 (216) 291-7200
          (Name and Address, Including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 ---------------


                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                            Proposed
                                      Amount to be          maximum              Proposed maximum
    Title of securities to be          registered        offering price         aggregate offering        Amount of registration
           registered                                     per share(1)               price(2)                      fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.625 per share                       6,267,350             $53.00                $332,169,550                $100,657.44
==================================================================================================================================

(1)   The maximum offering price per share is based upon an estimate, solely for the purpose of computing the registration fee.

(2)   This figure (calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of TRW Common Stock of $53.00 included in the NYSE-Composite Transactions report for May 9, 1997, as published in the Midwest edition of The Wall Street Journal) represents the maximum aggregate offering price of the number of shares of TRW Common Stock registered under this Form S-8.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by TRW Inc. ("TRW" or the "Company") are incorporated herein by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (3)      the Company's Current Report on Form 8-K, dated February 5,
                  1997.

         (4) The description of the Common Stock, par value $0.625 per share, of the Company ("TRW Common Stock"), filed with the Securities and Exchange Commission on May 13, 1997, as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and all amendments and reports filed for the purpose of updating that description.

         Until the Company files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all such securities which remain unsold, all documents subsequently filed by the Company or the 1997 Long-Term Incentive Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.



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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of TRW Common Stock being registered has been passed upon by Martin A. Coyle, Executive Vice President, General Counsel and Secretary of TRW. Mr. Coyle is eligible to participate in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees, and agents within prescribed limits. Ohio law permits, and the Company's Regulations require, the Company to indemnify a Director, officer, employee and certain other persons ("Covered Persons") against expenses, judgments, fines, and settlements reasonably incurred in a nonderivative suit, and against expenses reasonably incurred in a derivative suit, if the Covered Person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, Ohio law permits, and the Company's Regulations require, the Company to indemnify a Covered Person in a criminal action or proceeding, other than in a derivative suit, if the person had no reasonable cause to believe his or her conduct was unlawful. The Company's Regulations require the Company to indemnify a Covered Person against amounts paid in settlement of a derivative action up to an amount that would reasonably have been expended in the person's defense if the proceeding had been prosecuted to conclusion.

         Unless ordered by a court, no indemnification of expenses in a derivative suit is authorized by Ohio law or permitted by the Company's Regulations if the Covered Person is finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company. However, if a Covered Person is successful on the merits or in defense of any matter, indemnification of expenses is mandatory. In addition, under Ohio law, a Director's expenses shall be paid by the Company as they are incurred, provided the Director agrees to reasonably cooperate with the Company and to repay the amounts advanced if it is proved by clear and convincing evidence that the Director's action or failure to act was done with reckless disregard for the best interests of the Company. The Company's Regulations permit the Company to make payments in advance of final disposition of an action to Covered Persons if authorized by the Company's Directors.

         Under Ohio law, a Director is not liable for monetary damages unless it is proved by clear and convincing evidence that the Director's action or failure to act was undertaken with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. Neither the statutory right to indemnification, nor the rights set forth in the Company's Regulations, is exclusive, and each is in addition to any other rights granted to persons seeking indemnification.

         The Company's Directors and officers are insured under policies of insurance maintained by the Company against certain losses, subject to various limitations and exclusions, arising from claims made against them, including claims made against them under the securities laws, by reason

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of being or having been Directors or officers. Insurance is also provided, subject to various limitations and exclusions, to certain officers and Directors acting in their capacities as fiduciaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Exhibit Index on Page 6, which Exhibit Index is incorporated herein by this reference.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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         (4) That, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lyndhurst, State of Ohio, on the 13th day of May, 1997.

                     TRW INC.


                     By /s/ Martin A. Coyle
                        -------------------------------------------------------
                        Martin A. Coyle, Executive Vice President and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                                                DATE
---------                                   -----                                                ----
J. T. GORMAN*                               Chairman of the Board, Chief                         May 13, 1997
                                            Executive Officer and Director

P. S. HELLMAN*                              President, Chief Operating                           May 13, 1997
                                            Officer and Director

C. G. MILLER*                               Executive Vice President and                         May 13, 1997
                                            Chief Financial Officer

T. A. CONNELL*                              Vice President and Controller                        May 13, 1997

M. FELDSTEIN*                               Director                                             May 13, 1997

R. M. GATES*                                Director                                             May 13, 1997

C. H. HAHN*                                 Director                                             May 13, 1997

G. H. HEILMEIER*                            Director                                             May 13, 1997

K. N. HORN*                                 Director                                             May 13, 1997

E. B. JONES*                                Director                                             May 13, 1997

W. S. KISER*                                Director                                             May 13, 1997

D. B. LEWIS*                                Director                                             May 13, 1997

J. T. LYNN*                                 Director                                             May 13, 1997

L. M. MARTIN*                               Director                                             May 13, 1997

J. D. ONG*                                  Director                                             May 13, 1997

R. W. POGUE*                                Director                                             May 13, 1997


         Martin A. Coyle, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of each of the above-named officers and Directors of TRW Inc., pursuant to a power of attorney executed by each of such officers and
Directors and filed with the Securities and Exchange Commission.

* By     /s/ Martin A. Coyle                                                                           May 13, 1997
         --------------------------------------------
         Martin A. Coyle, Attorney-in-fact

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                                  EXHIBIT INDEX
                                  -------------




EXHIBIT                                                                              SEQUENTIALLY
NUMBER                                  DESCRIPTION OF EXHIBIT                      NUMBERED PAGE
------                                  ----------------------                      -------------
4                              The Company's Amended                                      --
                               Articles of Incorporation
                               (Incorporated herein by
                               reference to Exhibit 3(a) to the
                               Company's Quarterly Report on
                               Form 10-Q for the quarter
                               ended March 31, 1997)

5                              Opinion of Martin A. Coyle                                 8

23(a)                          Consent of Martin A. Coyle
                               (included in Exhibit 5)

23(b)                          Consent of Ernst & Young LLP                               9

24                             Power of Attorney                                         10




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